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                                                                EXHIBIT 4(a)(2)

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                                  ARKLA, INC.

                                       TO

                            CITIBANK, N.A., Trustee


                           -------------------------


                         FIRST  SUPPLEMENTAL  INDENTURE


                         Dated as of September 30, 1988

                           -------------------------


                       SUPPLEMENTING  AND  AMENDING  THE

                   INDENTURE  DATED  AS  OF  DECEMBER 1, 1986




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         FIRST SUPPLEMENTAL INDENTURE, dated as of September 20, 1988 between
ARKLA, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 525 Milam Street, Shreveport, Louisiana 71101 and at 400 East Capitol Street, Little Rock, Arkansas 72202, and CITIBANK, N.A., a national banking association, as Trustee (herein called the "Trustee"),

                                R E C I T A L S

         WHEREAS, to provide for its lawful corporate purposes the Company has duly authorized the issue from time to time of its debentures, notes or other evidences of unsecured indebtedness, which are to be issued in one or more series (the "Securities"); the Company has heretofore made, executed and delivered to the Trustee its Indenture dated as of December 1, 1986 (herein called the "Original Indenture"); and

         WHEREAS, by virtue of the provisions of Article Three of the Original Indenture, the Company is empowered to deliver Securities of any series executed by the Company to the Trustee for authentication, and the Trustee is thereupon empowered in the manner set forth in such Article Three to authenticate and deliver said Securities to or upon the written order of the Company without any further action by the Company; and

         WHEREAS, it is deemed desirable to supplement and amend such procedures for authentication and delivery of Securities to those set forth in Article Three of the Original Indenture as supplemented and amended by this First Supplemental Indenture (the Original Indenture, as so supplemented and amended by this First Supplemental Indenture being referred to herein as the "Indenture"); and

         WHEREAS, the Board of Directors of the Company has determined that it is desirable to add an additional covenant of the Company to Article Ten of the Original Indenture for the benefit of the Holders of all series of Securities in which the Company will covenant and agree not to issue any additional mortgage bonds under its Indenture of Mortgage and Deed of Trust dated as of September 1, 1953, as supplemented or the Indenture of Mortgage and Deed of Trust of Entex, Inc. dated as of June 30, 1970, as supplemented and assumed by the Company upon the merger of Entex, Inc. with and into the Company on February 2, 1988; and
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         WHEREAS, Section 901 of Article Nine of the original Indenture provides that under certain conditions the Company and Trustee, may, without the consent of the Holders of Securities, from time to time and at any time, enter into and indenture or indentures supplemental thereto, inter alia; and

         WHEREAS, all the requirements prescribed by law and by the Certificate of Incorporation of the Company have been fully complied with and all conditions and requirements necessary to authorize the execution, acknowledgment and delivery of this First Supplemental Indenture and duly and legally effect the modifications and alterations of the original Indenture provided for in this First Supplemental Indenture, and to make the original Indenture as supplemented and amended by this First Supplemental Indenture, a valid, binding and legal instrument for the benefit of the Holders of Securities, have been complied with;

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and the acceptances or purchases of the Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:


                                   ARTICLE I

                     MODIFICATION OF THE ORIGINAL INDENTURE

         Section 1.1 Supplement and Amendment to Article Three of the Original Indenture. Article Three of the Original Indenture is modified by supplementing and amending the third paragraph of Section 303 of the Original Indenture to read in its entirety as follows:

                 "At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company order shall authenticate and deliver such Securities; provided, however, that, with respect to Securities of a series constituting a medium-term note program, the Trustee shall authenticate and deliver Securities of such series for original issue from time





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         to time in the aggregate principal amount established for such series pursuant to such procedures acceptable to the Trustee and to recipients thereof as may be specified from time to time by a Company Order. The maturity date, original issue date, interest rate and any other terms of the Securities of such series shall be determined by or pursuant to such Company Order and procedures. If provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing; provided, further, notwithstanding the provisions of Section 201 and of this paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution otherwise required pursuant to Section 201, or the Company Order otherwise required pursuant to this paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon an Opinion of Counsel stating:

                          (a) if the form or forms of such Securities have been established by the Board or pursuant to a Board Resolution as permitted by Section 201, that such form or forms have been established in conformity with the provisions of this Indenture;

                          (b) if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

                          (c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions





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                 specified in such opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable against the Company, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principals.

         If such form or terms have been so established the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties, or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee."

         Section 1.2 Supplement to Article Ten of the Original Indenture. Article Ten of the Original Indenture is modified (i) by changing the title of
Section 1007 of the Original Indenture to "Restrictions on Liens; Mortgage Bonds," (ii) by inserting "Part A" before the first paragraph of such Section 1007, and (iii) by adding a new and additional paragraph to Section 1007 of the Original Indenture to the end of such Section 1007, which additional paragraph shall read in its entirety as follows:

         "Part B.

                 So long as any of the securities remain outstanding, the Company will not issue any additional mortgage bonds under the Indenture of Mortgage and Deed of Trust of Arkla, Inc. dated as September 1, 1953, as supplemented, or the Indenture of Mortgage and Deed of Trust of Entex, Inc. dated as of June 30, 1970, as supplemented, assumed by the Company upon the merger of Entex, Inc. with and into the Company on February 2, 1988 (together the "Mortgage Indentures") or have outstanding mortgage bonds under the Mortgage Indentures in excess of the aggregate principal amount thereof outstanding on September 30, 1988 or extend the stated maturities or sinking fund redemption dates (beyond their original stated dates) of outstanding mortgage bonds under the Mortgage Indentures; provided, however, that the Company may issue mortgage bonds under the Mortgage Indentures upon registration of transfer or exchange of mortgage bonds under the Mortgage Indentures





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         or in replacement of mutilated, destroyed, lost or stolen mortgage bonds or in respect of the unredeemed portion of any series of mortgage bonds under the Mortgage Indentures partially called for redemption, in each case as provided in the Mortgage Indentures."

Except for the foregoing addition to Section 1007 of the Original Indenture, such Section 1007 shall remain in full force and effect.


                                   ARTICLE 2

                    PARTICULAR REPRESENTATIONS AND COVENANTS
                                 OF THE COMPANY

         Section 2.1 Authority of the Issuer. The Company is duly authorized under the laws of the State of Delaware and all other applicable laws to execute and deliver this First Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

         Section 2.2 Truth of Recitals and Statements. The Company warrants that the recitals of fact and statements contained in this First Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished thereunder will be true and correct.


                                   ARTICLE 3

                             CONCERNING THE TRUSTEE

         Section 3.1 Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture, to all of which the Issuer and the respective Holders of Securities at any time outstanding agree by their acceptance thereof.

         Section 3.2 No Responsibility of Trustee for Recitals, etc. The recitals and statements contained in this First Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee





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makes no representations as to the validity or sufficiency of this First
Supplemental Indenture.

                                   ARTICLE 4

                            MISCELLANEOUS PROVISIONS

         Section 4.1 Relation to the Indenture. The provisions of this First Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This First Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Original Indenture. All the terms and provisions herein contained shall form a part of the Indenture for all purposes as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture and each and every term and condition contained in the Original Indenture shall apply to this First Supplemental Indenture with the same force and effect as if the same were in this First Supplemental Indenture set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make each such term and condition conform to this First Supplemental Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by this First Supplemental Indenture and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         Section 4.2 Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any other provision of this First Supplemental Indenture or any provision of the Original Indenture which is required to be included by any of the provisions of Sections 310 to 317 inclusive of the Trust Indenture Act of 1939, such required provision shall control.

         Section 4.3 Meaning of Terms. Any term used in this First Supplemental Indenture which is defined in the Original Indenture shall have the meaning specified in the Original Indenture, unless the context shall otherwise require.





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         Section 4.4      Counterparts.  This First Supplemental Indenture may
be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        ARKLA, INC.


                                        By: /s/ WILLIAM H. KELLY
                                           --------------------------------
                                           William H. Kelly
                                           Senior Vice President &
                                           Chief Financial Officer

Attest:


/s/ B. D. KLINE
--------------------------------
B. D. Kline
Vice President - Finance,
Secretary & Treasurer

(CORPORATE SEAL)


                                        CITIBANK, N.A., as Trustee


                                        By: /s/ P. DEFELICE
                                           --------------------------------
                                        Name:  P. DeFelice
                                        Title: Vice President

Attest:


/s/ LAWRENCE OLSEN
--------------------------------
Name:  Lawrence Olsen
Title: Trust Officer

(CORPORATE SEAL)





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STATE OF LOUISIANA        Section
                          Section
PARISH OF CADDO           Section

         On this 14thday of October, 1988 before me personally came WILLIAM H. KELLY, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President & Chief Financial Officer of ARKLA, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


(NOTARIAL SEAL)                            LOIS S. ALEXANDER
                                           --------------------------------
                                           Notary Public
                                           Commission Expires:
                                                              -------------
                                                    LOIS S. ALEXANDER
                                                      Notary Public
                                                Caddo Parish, Louisiana
                                               MY COMMISSION IS PERMANENT


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STATE OF NEW YORK         Section
                          Section
COUNTY OF NEW YORK        Section

         On this   17th   day of   October  , 1988, before me personally came
P. DeFelice, to me known, who, being by me duly sworn, did depose and say that he is Vice President of CITIBANK, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


(NOTARIAL SEAL)                            JANETTE C. AUSTIN
                                           --------------------------------
                                           Notary Public
                                           Commission Expires:
                                                              -------------
                                                     JANETTE C. AUSTIN
                                             Notary Public, State of New York
                                                       No. 24-4932390
                                                 Qualified in Kings County
                                           Certificate Filed in New York County
                                             Commission Expires Aug. 3, 1989


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